UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2007

UNIVERSAL HOSPITAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20086	41-0760940
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization	File Number)	Identification No.)

7700 France Avenue South, Suite 275
Edina, Minnesota 55435-5228
(Address of principal executive offices)
(Zip Code)

952-893-3200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2007, Universal Hospital Services, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UHS Holdco, Inc. (“Purchaser”), UHS Merger Sub, Inc. (“Merger Sub”) and J.W. Childs Equity Partners III, L.P., solely in its capacity as the Representative (as defined therein). Purchaser and Merger Sub are entities affiliated with Bear Stearns Merchant Banking, the private equity affiliate of The Bear Stearns Companies Inc. At the effective time of the merger (the “Effective Time”), Merger Sub will be merged with and into the Company, with the Company surviving the merger.

Under the terms of the Merger Agreement, the Company’s stockholders and optionholders will be entitled to receive aggregate merger consideration equal to the total transaction value of $712 million plus (i) a specified portion of the Company’s cash on hand as of the day immediately preceding the date upon which the merger occurs (the “Closing Date”), minus (ii) the amount of the Company’s funded indebtedness as of the Closing Date, including capital leases and amounts paid to holders of the Company’s 10.125 % Senior Notes due 2011 ($260 million principal amount) in connection with any tender offer and consent solicitation commenced by the Company for such notes (subject to certain agreed limitations) in connection with the transaction, minus (iii) certain transaction expenses incurred by the Company, subject to reduction to fund a reserve that will be maintained by the Representative for purposes of satisfying any downward post-closing purchase price adjustment and other obligations incurred by the Representative for the account of the Company’s stockholders and optionholders in such capacity.

The Merger Agreement contains customary representations and warranties.

Completion of the transaction is subject to expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of orders or legal requirements preventing consummation of the transaction, receipt of required governmental approvals, absence of a material adverse effect on the Company, accuracy of representations and warranties of, and performance of certain covenants made by, the parties, and delivery of certain customary agreements, instruments and certificates. The Company anticipates that the transaction will close in the second quarter of 2007.

As noted above, the Merger Agreement contains representations and warranties of the Company, Purchaser and Merger Sub that they have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed by and among them in connection with negotiating the terms of the Merger Agreement. Moreover, certain representations and warranties may not be accurate or complete as of any specified date, because, among other reasons, they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts. For the foregoing reasons, no person should rely on these representations and warranties in the Merger Agreement as statements of factual information.

Forward Looking Statements:
This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about us and other risks related to the Company are detailed in the Company’s our quarterly reports on Form 10-Q and our annual report on Form 10-K as filed with the SEC. We undertake no obligation to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 -	Press release dated April 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2007	UNIVERSAL HOSPITAL SERVICES, INC.

By: /s/ Rex T. Clevenger
Rex T. Clevenger
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Universal Hospital Services, Inc. on April 16, 2007

4